UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3841 Hayvenhurst Dr.
Encino, California 91436
(Address of principal executive offices)

7900 Gloria Avenue
Van Nuys, California 91406
(Former Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions
(see General Instruction A.2 below).

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On or about January 15, 2007, NuTech Digital, Inc. (“we”, and “us”) entered into a Joint Venture agreement with Coalition Media Group (“Coalition” and the “Joint Venture Agreement”), which Joint Venture Agreement contemplates the parties entering into a definitive agreement subsequent to the date of the Joint Venture Agreement. It is anticipated that through the Joint Venture, we will form a new separate division of the company, which will be run by Coalition (the “Division”).

Mr. Carter is required pursuant to the Joint Venture to provide content to the new division, to be used or developed for use in the division. We agreed to enter into a non-exclusive consulting agreement with Mr. Carter pursuant to the Joint Venture Agreement, which was have not entered into to date, pursuant to which Mr. Carter will serve as the Chief Executive Officer of the division.

In consideration for the Coalition entering into the Joint Venture Agreement with us, we agreed to issue Mr. Carter 15,000,000 shares of our restricted common stock, and gave Mr. Carter customary anti-dilution rights with respect to maintaining his proportional share of ownership of our outstanding shares and granted him “piggyback” registration rights in connection with the shares, whereby we are required to include his shares in any registration statement we may file in the future.

Pursuant to the Joint Venture Agreement, we are to receive 10% of the Division’s gross revenues, which amount shall be used by us exclusively for costs associated with our public filings, press releases and annual meetings, which amount is capped at 33.33% of the actual costs associated with such filings.

The Joint Venture also requires that three members of our previous four member board of Directors will resign (however only one such member has resigned to date, as described below) and that Mr. Carter will have the ability to appoint three of the four members of our then four member board of Directors and that our current Chief Executive Officer, Lee Kasper, will have the power to appoint one director.

The Division will be responsible for any obligations assumed by the Division and will indemnity us against any such assumed obligations. We also agreed to enter into an indemnification agreement with Mr. Carter, whereby we will agree to indemnity Mr. Carter against any claims, suits, or litigation commenced against us, our Board of Directors or our other actions not related to the Division and to maintain errors and omissions insurance in an amount suitable to cover all pre-existing and future claims.

Item 3.02 Unregistered Sales of Equity Securities

On January 17, 2007, we issued 15,000,000 shares to Troy Carter in connection with Mr. Carter’s entry into the Joint Venture Agreement. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 21, 2006, Jay S. Hergott, one of our former Directors resigned as a Director of us, effective November 30, 2007. Mr. Hergott did not resign because of a disagreement with us, but resigned solely because he no longer believed he had sufficient time to allot to our operations.

Item 9.01 Financial Statements and exhibits.

Exhibit Number  Description

10.1*    Joint Venture Agreement with Coalition Media Group

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC
By: /s/ Lee Kasper
       Lee Kasper, President

Dated: January 19, 2007